UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 14, 2009
CALL NOW, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-27160 (Commission File Number)	65-0337175 (IRS Employer Identification No.)
1 Retama Parkway
Selma, Texas 78154
(Address of principal executive offices) (Zip Code)
(210) 651-7145
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On October 1, 2009 the Company filed a current report on Form 8-K reporting that it received a margin call letter from Penson Financial Services, Inc. (Penson) on September 28, 2009 which notified the Company that it needs to deposit $5,300,000 in additional margin into its margin loan account by September 30, 2009. The Company is reporting the current status of this matter as follows: The Company did not make the requested deposit by September 30, 2009, nor has the Company made any additional deposits into the margin account through the date of this Form 8-K. As of the date hereof, Penson has elected to not pursue remedial actions under the margin agreement such as account liquidation, but has continued to reserve all of its rights and remedies under the margin agreement. The Company is continuing to work with Penson in an effort rectify this situation as soon as possible.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALL NOW INC.
Date: October 14, 2009	By:	/s/ Thomas R Johnson
Thomas R. Johnson, President